First Quarter 2017 Earnings Call April 26, 2017

Important Information Forward Looking Statements This release contains forward-looking statements about SmartFinancial which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, growth opportunities, interest rates, and cost savings anticipated to be realized by management. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements by SmartFinancial and its management are based on beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. The factors we discuss in our annual report on Form 10-K and other filings with the Securities and Exchange Commission, and those presented elsewhere by our management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this document. Non-GAAP Measures Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses non-GAAP financial measures, including: (i) yield on earning assets, taxable equivalent, (ii) net interest margin, taxable equivalent, (iii) net operating earnings available to common shareholders; (iv) operating efficiency ratio; (v) adjusted allowance for loan losses to loans; and (vi) tangible common equity, in its analysis of the company's performance. Yield on earning assets, taxable equivalent, and net interest margin, taxable equivalent, take into account income on assets exempt from income taxes and are stated on a taxable-equivalent basis assuming a federal income tax rate of 34.0 percent. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger and conversion costs, OREO gain and losses, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses, merger and conversion costs, and adjustment for OREO gains and losses from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes total preferred stock, preferred stock paid in capital, goodwill, and other intangible assets. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non- GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. 2

SmartFinanical Strategic Focus • Core franchise in East Tennessee • Cleveland branch acquisition fills gap between Knoxville and Chattanooga • Geography provides multiple opportunities to fill in between Tennessee and Florida • Strong capital position and management team provide the means to execute 3

First Quarter 2017 Highlights • Net income available to common shareholders totaled $1.4 million during the first quarter of 2017 compared to $1.1 million during the first quarter of 2016, a year over year increase of over 27 percent. • Annualized return on average assets was 0.64 percent in the first quarter of 2017, compared to 0.54 percent a year ago. • Net interest margin increased quarter to quarter due to increases in average loan balances, increases in average balances and yields of the securities portfolio, and reductions in FHLB advances and other borrowings. • Asset quality was outstanding with nonperforming assets to total assets dropping to just 0.36 percent. • Dividends on preferred stock dropped to $195 thousand as the company used proceeds from the capital raise to redeem the SBLF preferred stock in March. 4

Summary Results 0.00% 0.20% 0.40% 0.60% 0.80% ROAA 3.50% 3.60% 3.70% 3.80% 3.90% Net interest income / average assets 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% Noninterest income / average assets 2.80% 3.00% 3.20% 3.40% 3.60% Noninterest expense / average assets 5

Earnings Profile – First Quarter 2017 • Net interest income was up over 7 percent year over year primarily due to average loan balances which increased by over 10 percent. • The quarter to quarter and year to year decreases in non-interest income was primarily due to lower gains on sale of foreclosed assets. • Limited noninterest expense to under 3 percent growth percent year over year. • Final SBLF preferred dividend during the quarter as the stock was redeemed in March. 1Q17 4Q16 1Q16 Total interest income 10,949$ 10,977$ 10,154$ Total interest expense 1,129 1,121 1,023 Net interest income 9,820 9,856 9,131 Provision for loan losses 12 171 137 Net interest income after provision for loan losses 9,808 9,685 8,994 Total noninterest income 927 948 1,071 Total noninterest expense 8,145 8,026 7,952 Earnings before income taxes 2,590 2,607 2,113 Income tax expense 946 960 764 Net income 1,644 1,647 1,349 Dividends on preferred stock 195 270 212 Net income available to common shareholders 1,449$ 1,377$ 1,137$ Net income per common share Basic 0.19$ $0.23 0.20$ Diluted 0.19 0.22 0.19 6

Net Interest Income • Net interest margin, taxable equivalent, increased quarter to quarter due to higher loan balances, higher balances and yields of the securities, and reductions in FHLB advances and other borrowings. • Compared to a year ago earning asset yields are up 14bps while cost of interest bearing liabilities are up 7bps. 1Q17 4Q16 1Q16 Loans 5.11% 5.14% 5.12% Investment securities and interest-bearing due from banks 1.70% 1.50% 1.60% Federal funds and other 4.47% 2.31% 2.91% Earning Asset Yields 4.54% 4.51% 4.40% Total interest-bearing deposits 0.60% 0.59% 0.53% Securities sold under agreement to repurchase 0.35% 0.31% 0.32% Federal Home Loan Bank advances and other borrowings 0.87% 0.62% 0.76% Total interest-bearing liabilities 0.60% 0.58% 0.53% Net interest margin 4.07% 4.06% 3.96% Cost of Funds 0.50% 0.48% 0.46% Average Yields and Rates 3.50% 3.75% 4.00% 4.25% 1Q16 2Q16 3Q16 4Q16 1Q17 Net Interest Margin Net interest margin, TEY Net interest margin, TEY- ex purchase acct. adj 1Q17 4Q16 1Q16 Net intere t income 9,820$ 9, 56$ 9,131$ Average Earning Assets 979,535 969,089 926,723 7

Noninterest Income • Total noninterest income has been volatile over the last year due to gains on sales of foreclosed assets and securities. • Quarterly recurring core noninterest income of service charges, gains on the sale of loans, and other noninterest income has trended higher over the last four quarters from approximately $930 thousand in 1Q16 to $945 thousand in 1Q17. $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 1Q16 2Q16 3Q16 4Q16 1Q17 Noninterest Income Gain (loss) on sale of foreclosed assets Gain on securites Other non-interest income Gain on sale of loans and other assets Service charges on deposit accounts Core Recurring Trend 8

Noninterest Expense • Capturing economies of scale by growing earning assets faster than noninterest expenses. • Efficiency ratio is down over 2 percentage points compared to last year, after spiking in the first half of 2016 due to merger and conversion related expenses. • Noninterest expense to average assets of 3.16 percent for the quarter was down from 3.19 percent a year ago. 78.0% 80.1% 74.1% 74.3% 75.8% $0 $2,000,000 $4,000,000 $6,000,000 $8,000,000 $10,000,000 1Q16 2Q16 3Q16 4Q16 1Q17 Noninterest Expense & Efficiency Other Amortization of Intangibles Data Processing Occupancy Salaries & Benefits Efficiency Ratio 9

# Balance Sheet

| | 1Q17 | 4Q16 | 1Q16 |
|---|---|---|---|
| Cash & cash equivalents | $ 55,548 | $ 68,748 | $ 68,933 |
| Securities available for sale | 137,133 | 129,422 | 157,560 |
| Other investments | 6,618 | 5,628 | 4,451 |
| Total loans | 807,539 | 813,376 | 740,939 |
| Allowance for loan losses | (5,152) | (5,105) | (4,527) |
| Premises and equipment | 30,802 | 30,536 | 25,680 |
| Foreclosed assets | 2,371 | 2,386 | 5,133 |
| Goodwill and other intangibles | 6,583 | 6,636 | 6,848 |
| Other assets | 9,650 | 10,830 | 11,207 |
| Total assets | $ 1,051,092 | $ 1,062,456 | $ 1,016,224 |
| | | | |
| Noninterest demand | $ 160,673 | $ 153,483 | $ 132,481 |
| Interest-bearing demand | 167,433 | 162,702 | 161,454 |
| Money market and savings | 274,993 | 274,605 | 241,500 |
| Time deposits | 286,600 | 316,275 | 323,676 |
| Total deposits | 889,699 | 907,065 | 859,111 |
| Repurchase agreements | 23,153 | 26,622 | 20,747 |
| FHLB & other borrowings | 66 | 18,505 | 30,125 |
| Other liabilities | 5,622 | 5,024 | 4,253 |
| Total liabilities | $ 918,541 | $ 957,216 | $ 914,236 |
| | | | |
| Total shareholders' equity | $ 132,551 | $ 105,240 | $ 101,988 |
| | | | |
| Total liabilities & shareholders' equity | $ 1,051,092 | $ 1,016,224 | $ 1,062,456 |

- Reallocated approximately $8 million from cash and cash equivalents to the securities portfolio to increase yields and take advantage of increases in interest rates
- Loans were down about $6 million due to seasonality and pay-offs as projects moved to permanent financing or were sold.
- Increased demand deposit balances replaced wholesale time deposits as well as FHLB and other borrowings as the company continues to focus on lower cost core deposits to fund growth.
- Compared to the prior year, assets have shifted from lower yielding cash and securities into loans, while core non-maturity deposits have replaced wholesale time deposits and FHLB and other borrowings.
- Equity was up over $27 million, primarily as a result of the capital raise.

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SmartFinancial, Inc.

Loan Portfolio • Loan growth of over $65 million year over year, over 8%. • Growth over the last year has been broad based with every segment contributing. • Reduced the bank’s Commercial Real Estate concentration ratios below 100% & 300% as the sales team pivots to C&I and owner occupied opportunities. $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 1Q16 2Q16 3Q16 4Q16 1Q17 Portfolio Composition Other Consumer RE CRE, non-owner occ. CRE, Owner Occ. C&D C&I 11

Asset Quality • Excellent asset quality with nonperforming assets less than 0.40% of total assets. • Nonperforming assets down over 50% year over year. 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% $0 $2,000 $4,000 $6,000 $8,000 $10,000 1Q16 2Q16 3Q16 4Q16 1Q17 Nonperforming Assets Foreclosed assets Nonperforming loans Nonperforming assets to total assets 0.61% 0.61% 0.62% 0.63% 0.64% 2.11% 2.00% 1.93% 1.86% 1.82% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 1Q16 2Q16 3Q16 4Q16 1Q17 Allowance for Loan Losses to Loans Allowance for loan losses to loans Adjusted allowance for loan losses to loans (Non-GAAP) 12

Deposits • Well diversified deposit mix with growth of in-market deposits replacing wholesale time deposits over the last year. • Able to lag increases in deposit costs compared to increases in the yields of earning assets. 0.44% 0.45% 0.46% 0.47% 0.48% 0.49% 0.50% 0.51% $- $200,000 $400,000 $600,000 $800,000 $1,000,000 1Q16 2Q16 3Q16 4Q16 1Q17 Deposit Composition Time deposits Money market and savings Interest-bearing demand Noninterest demand Cost of Funds 13

# Prudent Capital Management

| | 1Q17 Est | 4Q16 | 3Q16 | 2Q16 | 1Q16 |
|---|---|---|---|---|---|
| Tangible equity to tangible assets | 12.1% | 9.3% | 9.5% | 9.4% | 9.4% |
| Tangible common equity to tangible assets | 12.1% | 8.2% | 8.4% | 8.2% | 8.2% |
| Tier 1 leverage | 12.4% | 9.7% | 9.8% | 9.7% | 9.7% |
| Common equity Tier 1 | 14.4% | 10.0% | 10.0% | 10.5% | 10.6% |
| Tier 1 capital | 14.4% | 11.4% | 11.4% | 12.0% | 12.1% |
| Total capital | 15.1% | 11.9% | 12.0% | 12.6% | 12.7% |

- All regulatory capital ratios significantly above “well-capitalized”.
- Raised over $33 million in common equity in capital raise in January 2017.
- Redeemed the $12 million of SBLF Preferred stock in March 2017.
- Board collectively increased ownership by over 300 thousand shares during the quarter.

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SmartFinancial, Inc.

Conclusions • First quarter results significantly improved from a year ago • Second quarter forecast - loan growth driven by: • Robust pipeline • Cleveland branch acquisition with approximately $28 million in loans • New production personnel • Over $128 million in unfunded commitments • Capital Raise – redeemed SBLF preferred stock and provides flexibility • SMBK continues focus on long-term shareholder value by: • Building the foundation for organic growth and profitability • Exploring expansion to strategic markets • Q&A 15

# Non-GAAP Reconciliations

| | 1Q17 | 4Q16 | 3Q16 | 2Q16 | 1Q16 |
|---|---|---|---|---|---|
| **Net interest income -ex purchase acct. adj.** | | | | | |
| Net interest income (GAAP) | $ 9,820 | $ 9,856 | $ 9,665 | $ 9,613 | $ 9,131 |
| Taxable equivalent adjustment | 21 | 22 | 14 | 18 | 18 |
| Net interest income, taxable equivalent (Non-GAAP) | 9,841 | 9,878 | $9,679 | 9,631 | 9,149 |
| Purchase accounting adjustments | (540) | (430) | (450) | (597) | (541) |
| Net interest income TEY -ex purchase acct. adj. (Non-GAAP) | $ 9,301 | $ 9,448 | $ 9,229 | $ 9,034 | $ 8,608 |
| | | | | | |
| **Adjusted Allowance for Loan Losses** | | | | | |
| Allowance for loan losses (GAAP) | $ 5,152 | $ 5,105 | $ 4,964 | $ 4,720 | $ 4,527 |
| Net acquisition accounting fair value discounts to loans | 9,831 | 10,271 | 10,742 | 11,053 | 11,381 |
| Adjusted allowance for loan losses (Non-GAAP) | 14,983 | 15,376 | 15,706 | 15,773 | 15,908 |
| Loans (excluding acquisition accounting fair value discounts) | 822,522 | 828,753 | 812,848 | 789,169 | 752,321 |
| Adjusted allowance for loan losses to loans (Non-GAAP) | 1.82% | 1.86% | 1.93% | 2.00% | 2.11% |
| | | | | | |
| **Tangible Common Equity** | | | | | |
| Shareholders' equity (GAAP) | $ 132,551 | $ 105,240 | $ 105,170 | $ 103,064 | $ 101,988 |
| Less preferred stock & preferred stock paid in capital | — | 12,000 | 12,000 | 12,000 | 12,000 |
| Less goodwill and other intangible assets | 6,583 | 6,636 | 6,675 | 6,754 | 6,848 |
| Tangible common equity (Non-GAAP) | $ 125,968 | $ 86,604 | $ 86,495 | $ 84,310 | $ 83,140 |

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SmartFinancial, Inc.